Exhibit 99.1

Hungarian Telephone and Cable Corp. Announces Corporate Reorganization

SEATTLE--(BUSINESS WIRE)--November 28, 2008--Hungarian Telephone and Cable Corp. (NYSE ALTERNEXT U.S.: HTC) announced that its Board of Directors unanimously approved a corporate reorganization to change HTCC’s place of incorporation from Delaware to Denmark. The Company believes that reorganizing as a Danish corporation will allow the Company to take advantage of financial and other business opportunities that are not available under its current corporate structure as a Delaware corporation.

The reorganization will be effected through HTCC transferring its assets and liabilities to a newly formed Danish subsidiary, Invitel Holdings A/S (“Invitel Denmark”), in exchange for newly issued shares of Invitel Denmark and merging into a newly organized subsidiary of Invitel Denmark. As a result of these transactions, Invitel Denmark will be the successor to HTCC as the holding company for the HTCC group of companies.

Under the merger agreement, at the effective time of the merger, each outstanding share of common stock of HTCC will be converted into the right to receive one American Depositary Share of Invitel Denmark, each representing one ordinary share of Invitel Denmark. Immediately after the effective time of the merger, each holder of HTCC common stock will, either through American Depositary Shares or directly, own the same percentage of Invitel Denmark ordinary shares as that holder owned of HTCC common stock immediately prior to the effective time.

Invitel Denmark intends to apply to list the American Depositary Shares on the NYSE Alternext stock exchange (the same exchange on which HTCC common stock currently trades). Provision will be made to enable holders of common stock to receive ordinary shares of Invitel Denmark instead of American Depositary Shares, although at the time of the merger, it is not expected that these ordinary shares will be listed on any securities exchange.

The reorganization merger requires the affirmative vote of a majority of the Company’s outstanding common stock, including the common stock owned by TDC A/S. On November 27, 2008, TDC owned 10,499,782 shares of the Company’s common stock, representing approximately 63.9% of the outstanding common stock on that date. TDC has informed the Company that it intends to vote its shares of common stock in favor of the reorganization merger at the special meeting that will be held to approve the transaction. TDC owns sufficient shares of HTCC’s common stock to approve the reorganization merger.

In addition to stockholder approval, the reorganization is subject to other conditions specified in the merger agreement, including receipt of waivers of certain covenants under certain credit facilities of the HTCC group. No assurance can be given that these waivers will be obtained. If they are not obtained, or any of the other conditions to the transactions are not satisfied, then the reorganization may be abandoned.

Notice of the special meeting and a proxy statement/prospectus describing the reorganization will be mailed to HTCC’s stockholders of record on the record date selected by the Board of Directors. The record date and special meeting are expected to occur during the first quarter of 2009. Invitel Denmark has filed a registration statement on Form F-4, containing a proposed proxy statement/prospectus, with the U.S. Securities and Exchange Commission. This registration statement is available for free at the SEC’s website, www.sec.gov. When finalized, these documents will be available at no charge at the SEC’s website and at HTCC’s website, www.english.invitel.hu.

This announcement does not constitute an offer of securities for sale, or an offer or an invitation to purchase any securities. WHEN THE REGISTRATION STATEMENT AND THE RELATED PROXY STATEMENT/PROSPECTUS ARE FINALIZED, INVESTORS SHOULD READ THESE DOCUMENTS BEFORE MAKING A DECISION CONCERNING THE PROPOSED REORGANIZATION MERGER. These documents will contain important information that investors should consider.

HTCC and its respective officers and directors may be deemed to be participants in the solicitation of proxies from HTCC stockholders in favor of the reorganization. Information about the executive officers and directors of HTCC and their ownership of HTCC common stock will be set forth in the proxy statement/prospectus included in the registration statement on Form F-4 filed with the U.S. Securities and Exchange Commission. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of HTCC and its executive officers and directors in the reorganization by reading the proxy statement/prospectus regarding the reorganization.

ABOUT HUNGARIAN TELEPHONE AND CABLE CORP.

Hungarian Telephone and Cable Corp., operating under the Invitel brand name, is the number one alternative and the second largest fixed line telecommunications and broadband Internet Services Provider in the Republic of Hungary with more than 1 million customers in Hungary. In addition to delivering voice, data and Internet services in Hungary, it is also a leading player in the Central and Eastern European wholesale telecommunications capacity and data market.

Note: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning, among other things, HTCC’s prospects for its operations and the successful completion of the plan of reorganization, all of which are subject to certain risks, uncertainties and assumptions. These risks and uncertainties, which are more fully described in HTCC’s reports and registration statements filed with the SEC, including the demand for fixed line, internet and other telecommunications services, the demand for and pricing of HTCC’s products and services, domestic and international economic and regulatory conditions and changes in tax and other laws affecting the proposed reorganization and HTCC’s business. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated.

CONTACT:
Hungarian Telephone and Cable Corp.
Hungary:
Robert Bowker, (011) 361-801-1374
Chief Financial Officer
or
U.S.:
Peter T. Noone, 206-654-0204
General Counsel